                                  EXHIBIT 11

                           ACTIVE VOICE CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE


                                         THREE MONTHS ENDED        SIX MONTHS ENDED
                                            SEPTEMBER 30,            SEPTEMBER 30,
                                       ----------------------   -----------------------
                                          1996        1995         1996        1995
                                       ---------   ----------   ----------   ----------
PRIMARY
Average shares outstanding             4,575,438    4,510,523    4,569,085    4,495,685
Net effect of dilutive stock options
  based on the treasury stock method
  using average market price              44,516      144,040       54,949      146,245
                                       ---------   ----------   ----------   ----------
Total                                  4,619,954    4,654,563    4,624,034    4,641,930
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------

Net income                              $912,029   $1,521,753   $1,683,269   $2,949,906
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------

Per share amount                           $0.20        $0.33        $0.36        $0.64
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------

FULLY DILUTED
Average shares outstanding             4,575,438    4,510,523    4,569,085    4,495,685
Net effect of dilutive stock options
  based on the treasury stock method
  using the period end market price,
  if higher than average market price     44,519      144,037       54,974      147,895
                                       ---------   ----------   ----------   ----------
Total                                  4,619,957    4,654,560    4,624,059    4,643,580
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------

Net income                              $912,029   $1,521,753   $1,683,269   $2,949,906
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------

Per share amount                           $0.20        $0.33        $0.36        $0.64
                                       ---------   ----------   ----------   ----------
                                       ---------   ----------   ----------   ----------


                                      16